EXHIBIT 99.1

RESIGNATION LETTER OF CHRISTOPHER K. DAVIES

September 9, 2009

Mr. Thomas Morrow

Chairman & CEO

Home School Holdings, Inc.

2700 S. River Rd. Ste 106

Des Plaines, IL 60018

Dear Thomas:

This letter is to inform you of my intention to resign from the Board of Home School Holdings, Inc. effective August 31, 2009.

I would like to thank you for the opportunity to serve on the Board. It has been an exciting and educational experience! Please reassure the rest of the Board that my resignation is solely based on my own time constraints, and that I have no conflicts with them, the Company or its direction. I am feeling too short on time to complete everything that demands my attention. Since I think you all are on a good track right now, it seems an opportune moment to depart.

Please feel free to continue to consult me when you want an informal sounding board. I look forward to watching the Company grow to greater and greater successes in the future!

Sincerely,

/s/ Christopher K. Davies

Christopher K. Davies